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                                                                    EXHIBIT 99.1

                                                [VORNADO OPERATING COMPANY LOGO]
                                                210 Route 4 East
                                                Paramus, New Jersey, 07652

FOR IMMEDIATE RELEASE - SEPTEMBER 29, 2004

                VORNADO OPERATING COMPANY ANNOUNCES LIVE WEBCAST

PARAMUS, NEW JERSEY...VORNADO OPERATING COMPANY (OTC BB:VOOC) today announced that Vornado Realty Trust (NYSE:VNO) will host an investor conference on October 5, 2004 at 2:00 P.M. EDT. At the conference, information concerning Vornado Operating Company's only asset, AmeriCold Logistics, LLC may be discussed. The conference will be webcast live by Vornado Realty Trust and the webcast and materials presented at the conference can be accessed at Vornado Realty Trust's website www.vno.com. A replay of the conference will be available from October 6, 2004 through November 5, 2004, at the above website.

To ensure your computer's compatibility, please go to the Webcast Registration Page link to review the application viewing requirements. If your computer does not meet system or software requirements, the following call-in number will be available 888-481-3045, user passcode 102004.

Certain statements contained or incorporated herein and in the investor conference referred to in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Operating Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the substantial doubt about the Company's ability to continue as a going concern and uncertainties associated with the Company's investment in AmeriCold Logistics, LLC.

More detailed information about these and other factors is set forth in Vornado Operating Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. Vornado Operating Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

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